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                                                                      EXHIBIT 22



                             MCDERMOTT INCORPORATED
                   SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT
                        FISCAL YEAR ENDED MARCH 31, 1995

                                                                                 PERCENTAGE
                                                                ORGANIZED         OF VOTING
                                                               UNDER THE           SHARES
           NAME OF COMPANY                                       LAWS OF           OWNED
Hudson Engineering Corporation                                    Texas            100
Babcock & Wilcox Investment Company                             Delaware           100
    Babcock & Wilcox - ST Company                               Delaware           100
    The Babcock & Wilcox Company                                Delaware           100
       Americon, Inc.                                           Delaware           100
       Babcock & Wilcox Industries Ltd.                           Canada           100
       Power Systems Operations, Inc.                           Delaware           100




The subsidiaries omitted from the foregoing list do not, considered in the aggregate, constitute a significant subsidiary.


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